UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 27, 2020

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Texas	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.04 per share	MCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

On November 27, 2020, Contango Oil & Gas Company (the “Company,” “we,” “our”) entered into an purchase and sale agreement (the “Purchase Agreement”) with an undisclosed seller to acquire certain assets and liabilities located in the Big Horn Basin in Wyoming and Montana, Powder River Basin in Wyoming and Permian Basin in Texas and New Mexico (the “ Properties”), for aggregate consideration of approximately $58 million in cash, subject to adjustments for operations during the period between the effective date of August 1, 2020 and the closing date and other customary purchase price adjustments (the “Pending Acquisition”). The Company expects the Pending Acquisition to close on December 31, 2020, subject to satisfaction of specified closing conditions. In connection with the execution of the Purchase Agreement, the Company paid $5.8 million as a deposit for its obligations under the Purchase Agreement (the “Deposit Amount”), and a balance of $52.2 million remains payable upon closing of the Pending Acquisition, subject to the adjustments discussed above. The Company intends to finance the purchase price with a combination of cash on hand, borrowings under its revolving credit facility and capital markets financing.

The Purchase Agreement contains customary representations, warranties and covenants for transactions of this type. There can be no assurance that the Company will acquire the Properties on the terms described or at all. Even if the Company consummates the Pending Acquisition, it may not be able to achieve the expected benefits of the Pending Acquisition. There can be no assurance that the Pending Acquisition will be beneficial to the Company. The Company may not be able to integrate the Properties without increases in costs, losses in revenues or other difficulties.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such Purchase Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

This Report shall not be deemed an offer to sell, or a solicitation of an offer to buy, any securities of the Company.

Item 7.01.	Regulation FD Disclosure.

On November 30, 2020, the Company issued a press release announcing the Pending Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01. The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Events.

Solely to the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

99.1	Press Release dated November 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: November 30, 2020	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and
Chief Financial and Accounting Officer